EXHIBIT 99.B(J)

Consent of Independent Registered Public Accounting Firm

The Board of Trustees

SEI Alpha Strategy Portfolios, LP:

We consent to the use of our report dated July 30, 2009, with respect to the financial statements of the SEI Alpha Strategy Portfolios, LP, comprising the SEI LIBOR Plus Portfolio as of May 31, 2009, incorporated herein by reference and to the references to our firm in the introduction to, and under the headings “Other Service Providers” and “Financial Statements” in the Statement of Additional Information.

/s/ KPMG LLP

Philadelphia, Pennsylvania
September 28, 2009